Exhibit 3.25

TWENTY-THIRD AMENDMENT OF TWENTY-FIRST RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-First Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)	The partnership filed the Twenty-First Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 25, 2019.

(3)

The Twenty-First Restated Certificate of Limited Partnership is hereby amended to reflect the general partner admissions and withdrawals attached hereto on Exhibit A effective as of the date listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 586.

In affirmation thereof, the facts stated above are true.

Dated: April 13, 2021

General Partner:

By _/s/Penny Pennington______________________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Minehart, Andrew James	4/1/2021	12555 Manchester Road	St. Louis, MO 63131
Nay, Lori Ann	4/1/2021	12555 Manchester Road	St. Louis, MO 63131
Turbush, Edward Joseph	4/1/2021	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Andrew J. Minehart Revocable Trust	4/1/2021	12555 Manchester Road	St. Louis, MO 63131
Lori A Nay Living Trust	4/1/2021	12555 Manchester Road	St. Louis, MO 63131
The Turbush Family Revocable Trust	4/1/2021	12555 Manchester Road	St. Louis, MO 63131
Wu, Feifei	4/1/2021	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Third Amendment of Twenty-First Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.